Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 29, 2011 relating to the financial statements of the Refining, Marketing & Transportation Business of Marathon Oil Corporation which appears in Marathon Petroleum Corporation’s Amendment No. 5 to Form 10 filed on May 26, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, TX

September 21, 2011